Exhibit 10.26



                       NATIONAL SEMICONDUCTOR CORPORATION

                             SEVERANCE BENEFIT PLAN

     This document constitutes an amended and restated plan and summary plan description of the National Semiconductor Corporation Severance Benefit Plan (the "Plan") effective as of January 1, 2003 and supercedes any prior National Semiconductor Corporation Severance Benefit Plan document. The Plan is an "employee welfare benefit plan" within the meaning of section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Your ERISA rights are described at the end of this pamphlet. This pamphlet is provided to you as required by ERISA. You should keep it for future reference.

     The Plan provides guidelines for offering severance benefits to employees who suffer an employment loss as the result of a reduction-in-force. In order to accept the offer and receive severance benefits, employees must enter into a separation agreement, releasing any and all claims against the Company. National Semiconductor Corporation (the "Company") shall determine in its sole discretion on a case-by-case basis whether or not a reduction-in-force has occurred, whether or not to offer severance benefits in the event of a reduction-in-force, whether or not a reduction-in-force will result in an employment loss that qualifies for a severance benefits offer and whether or not an employee has properly accepted a severance benefits offer. In addition, the schedule of severance benefits actually offered to employees is discretionary with the Company and may vary from the schedules shown herein as guidelines. The Company reserves the right to amend or terminate the Plan at any time.

1    SELECTION CRITERIA AND ELIGIBILITY

     1.1 Eligible employees are those employees of the Company who are selected by the Company in its sole discretion to receive an offer of benefits under this Plan in the event of a reduction-in-force. All decisions as to whether a reduction-in-force has occurred and the employees affected by the reduction shall be made in the sole discretion of the Company in consultation with the affected business units/support groups, in accordance with this section. Due consideration shall be given to the work any affected employee was performing or qualified to perform and to the employee's level of performance. An individual shall only be treated as an employee if he or she is reported on the payroll records of the National Semiconductor Corporation as a common law employee. This term does not include any other common law employee. In particular, it is intended that individuals not treated as common law employees on the payroll records of National Semiconductor Corporation are to be excluded from Plan participation even if a determination is subsequently made by the Internal Revenue Service, another governmental agency, a court or other tribunal that such individuals are common law employees of National Semiconductor Corporation for purposes of pertinent Internal Revenue Code sections or for any other purpose.

     1.2 In the event the Company decides to totally eliminate a particular job function, all incumbents in such a job function will be subject to reduction-in-force.

     1.3 Barring total elimination of jobs, special skills and job performance are primary considerations in selecting employees for a reduction-in-force. Employees in similar job functions may be evaluated within a business unit/department or across organizations in order to retain a core group of employees who possess skills necessary to successfully continue company operations. Evaluation factors include job performance and critical skills, including breadth of skills, and transferable skills.

          1.3.1If an employee's job is being eliminated and the employee has special skills which can be utilized in another capacity, the employee(s) may, in the sole discretion of the Company, be offered reassignment to another position.

               1.3.1.1 An employee who refuses an offer of a comparable position will be considered to have resigned and will not be eligible for severance benefits hereunder.

               1.3.1.2 An  employee  who  refuses  an offer of a  position  at a reduced salary and severs from employment will be eligible for severance benefits hereunder.

     1.4 No employee shall be eligible for severance benefits under this Plan unless the Company, in its sole discretion, determines that he/she will suffer an employment loss. For purposes of this Plan, an employment loss means a significant hiatus in an employee's ability to work and earn compensation comparable to that which he/she earned immediately before separating from Company employment.

     1.5 Unless the Company decides otherwise, employees terminated from Company employment as the result of sales or other transfers of Company business units, divisions, subsidiaries or assets to a new owner, not owned by or affiliated with the Company, shall not be entitled to receive severance benefits under this Plan. The Company may in its sole discretion decide otherwise by initiating a reduction-in-force before the effective date of the sale or transfer and selecting for an offer of Plan benefits those affected employees it determines will experience an employment loss as a result of the transaction..

     1.6 An employee whose position has been selected for a reduction-in-force at a time when the employee is on protected family leave or other legally protected leave will be eligible for severance benefits. An employee who is on leave that is not for protected family leave or other legally-protected leave when a reduction-in-force eliminates his/her job will not be eligible for severance benefits, regardless of the length of the leave, and may not return to active status unless there is an open requisition for which the employee is qualified .

2    SEVERANCE BENEFITS

     The benefits provided under this Plan (Plan benefits or severance benefits) include severance pay and extended medical and dental benefits.

     2.1  Severance Pay

          2.1.1Employees affected by a reduction-in-force and selected by the Company to receive an offer of severance benefits under this Plan will be eligible for severance pay in accordance with the approved severance pay schedule in effect at the time of separation, provided they accept the offer. The severance pay schedule set forth in Section 2.1.2 is a guideline only, and, in the discretion of the Company, may be modified, amended or eliminated. Any such change shall be made by the Corporate Vice President of Human Resources. Unless the Company, in its sole discretion, decides otherwise, the amounts scheduled below will apply in all other cases. Except as provided in Section 2.1.8, severance pay shall be paid in one lump-sum as of the date of separation unless the Company, in its sole discretion, decides otherwise.

          2.1.2Severance Pay Schedule. Employees who accept the Company's severance benefits offer will receive severance pay based on their years of Company service:

               Years of service                   Weeks of severance pay
                  Up to 1 year                          3 weeks
                  1 year + one day to 2 years           4 weeks
                  2 years + one day to 3 years          5 weeks
                  3 years + one day to 4 years          6 weeks
                  4 years + one day to 5 years          7 weeks
                  5 years + one day to 6 years          8 weeks
                  6 years + one day to 7 years          9 weeks
                  7 years + one day to 8 years          10 weeks
                  8 years + one day to 9 years          11 weeks
                  9 years + one day to 10 years         12.5 weeks
                  10 years + one day to 11 years        14 weeks
                  11 years + one day to 12 years        15.5 weeks
                  12 years + one day to 13 years        17 weeks
                  13 years + one day to 14 years        18.5 weeks
                  14 years + one day to 15 years        20 weeks

 Additional 1.5 weeks for every yearly increment thereafter.


          2.1.3Severance pay will be calculated according to base salary plus applicable shift premium, unless the Company decides otherwise.

          2.1.4Severance pay shall be net of amounts withheld by the Company to fulfill any federal, state or local withholding requirement.

          2.1.5All vacation accrued to date of separation will generally be paid in addition to severance pay, as part of final pay.

          2.1.6 Any borrowed vacation will be subtracted from severance pay.

               2.1.6.1 However,  no employee who is eligible to receive benefits under this Plan will receive less than 40 hours severance pay, except as noted in Section 2.1.1 or 2.1.6.2.

               2.1.6.2 Severance  pay may be  reduced  below 40 hours  if:  (1)
                    travel  advances  have not been  accounted for with approved
                    Expense  Reports,   and/or  (2)  garnishments  are  normally
                    deducted from pay.

          2.1.7Regular part-time employees will generally be paid one-half of the otherwise applicable severance pay, according to their length of service and based on their weekly rate of pay.

          2.1.8Employees   who  have  been  selected  to  receive  an  offer  of
               severance benefits may irrevocably elect, no later than the earlier of the day prior to their date of separation or 30 days after their receipt of notice of separation, to defer receipt of their severance pay. If the employee accepts the offer, payment of deferred severance pay will be made within sixty (60) days of the first of the calendar year following the year of his/her separation from service. The election shall be made in accordance with procedures established by the Company. Interest shall not accrue on the severance pay from the date of deferral to the date of payment.

          2.1.9Unless the Company, in its sole discretion, decides otherwise, severance pay offered to employees who previously received severance benefits will be based on their date of rehire following the most recent receipt of severance benefits.

     2.2  Extended medical and dental coverage

          2.2.1Employees affected by a reduction-in-force and selected by the Company to receive an offer of severance benefits under this Plan will be eligible for extended medical and dental coverage at Company expense, provided they accept the offer. Such extended coverage will begin following the last day of the month in which the employee separates from employment and shall continue for a period set out in the approved extended coverage schedule in effect at the time of separation, if any. The schedule set forth in Section 2.2.2 is a guideline only, and, in the discretion of the Company, may be modified, amended or eliminated. Any such change shall be made by the Corporate Vice President of Human Resources. Unless the Company, in its sole discretion, decides otherwise, the extended coverage schedule below will apply in all other cases.

          2.2.2Extended coverage schedule. Employees who accept the Company's severance benefits offer, will receive extended mental and dental coverage for a period based on their years of Company service:

               Years of service                   Coverage after separation
               ----------------                   -------------------------
               Up to 7 years                                 3 months
               7 years + one day to 14 years                 6 months
               14 years + one day to 20 years                9 months
               More than 20 years                           12 months

          2.2.3National will pay the entire cost of medical and dental benefits for the applicable extended coverage period. Extended coverage shall only be available to the extent the affected employee has coverage in place at the time he or she is selected for termination as part of a reduction-in-force and has rights to continue such coverage under COBRA, the federal continuation coverage law. Employees who opted out of coverage during the previous open enrollment period may not enroll in order to obtain extended coverage. Likewise, employees may not add dependents to obtain extended coverage, except as permitted by COBRA.

          2.2.4Under  COBRA,  employees  are  eligible to purchase  continuation coverage after their employment terminates, typically for a period of up to 18 months, by paying monthly premiums. Information about COBRA continuation coverage under the National Health Care Continuation (HCC) Option will be provided to affected employees. After employees separate from employment, any rights they may have to change coverage, add dependents or elect other coverage options will be determined under the federal COBRA law and regulations. Those individuals terminated from Company employment who have COBRA rights may purchase continuation coverage even if they do not receive or accept an offer of severance benefits under this Plan. Employees who do receive and accept a severance benefits offer will not have to pay COBRA premiums during the extended coverage provided as a severance benefit under this Plan. However, the Company-provided extended coverage will count toward the maximum period of COBRA coverage. After Company-paid extended coverage ends, employees will be able to maintain coverage during the remainder of the COBRA continuation period by paying the required monthly premiums.

          2.2.5Employees   may  be  eligible  to  convert   their  medical  plan
               participation to an individual policy within 31 days from the date their COBRA coverage ends. There is no individual conversion option under the dental plan.

          2.2.6Unless the Company, in its sole discretion, decides otherwise, extended medical and dental coverage for employees who previously received severance benefits will be based on their date of rehire following the most recent receipt of severance benefits.

     2.3  Notice or payment in lieu of notice

          2.3.1Generally,  the Company  intends to give employees  affected by a
               reduction-in-force   30  days  notice  before  their   employment
               terminates.

          2.3.2In the event that an affected employee is terminated for cause during the notice period, no benefits shall be payable to him/her under this Plan.

          2.3.3If an employee affected by a reduction-in-force and offered Plan benefits elects to terminate his/her employment before the end of the notice period, his usual pay and benefits will end on the termination date. The employee will receive severance benefits under this Plan only if the Company determines in its sole discretion that his/her early separation is in the Company's best interests and only if he/she accepts the benefits offer, in accordance with Section 2.4.

          2.3.4If the Company in its sole discretion determines it will no longer require the services of some or all affected employees before the end of the notice period, it may elect to continue those employees' usual pay and benefits through the end of the notice period, but relieve them of the obligation to provide further services. After the notice period ends, the employees' employment will terminate, their usual pay and benefits will cease and they will receive any benefits offered under this Plan, provided they have accepted the offer.

          2.3.5If  the  reduction-in-force  falls  under  the  WARN  Act  and/or
               California Labor Code sections 1400 et seq., or if the Company otherwise decides in its sole discretion, the generally-provided 30-day notice period shall be changed to a 60-day notice period. If the reduction in force falls under California Labor Code sections 1400, et seq., but not under the WARN Act, severance pay to California employees covered by those sections will be reduced by the amount of pay they receive for the additional 30 days of notice. Such reductions shall be made in the same manner and subject to the same 40-hour minimum severance payment described in Sections 2.1.6, 2.1.6.1 and 2.1.6.2.

          2.3.6The Company reserves the right to terminate affected employees' employment before the end of the applicable notice period and pay such employees, in lieu of notice, an amount representing their usual pay and benefits for any remaining part of the notice period. In the event the Company takes such action, it shall pay such amount-in-lieu-of-notice to each affected employee, whether or not he/she accepts a severance benefits offer and becomes entitled to severance benefits under this Plan.

          2.3.7Any deviation from these provisions requires the approval of the Corporate Vice President of Human Resources.

     2.4  Accepting the Company's severance benefits offer

          2.4.1An  employee  shall not be  eligible  to  receive  the  severance benefits offered by the Company under this Plan unless he/she accepts the offer. An employee can accept the Company's offer only by entering into a valid and enforceable separation agreement that includes a release and waiver of any and all claims against the Company.

          2.4.2The Company may in its sole discretion impose different or additional conditions for accepting an offer of, or otherwise becoming entitled to, Plan benefits.

     2.5  Revocation or cessation of Plan benefits

          2.5.1The Company shall revoke and/or cease severance benefits under this Plan if it determines, in its sole discretion, that an employee has breached any obligation owed to the Company; has engaged in any activity injurious to the Company; or has been incorrectly or mistakenly offered or awarded Plan benefits.

          2.5.2The Company shall revoke  severance  benefits  under this Plan in the event it decides not to terminate an employee or recalls or rehires an employee before he/she receives such benefits. The Company shall cease Plan benefits in the event it recalls or
               rehires  an  employee  while  he/she  is  still   receiving  such
               benefits.

3    ELIGIBILITY FOR RECALL AND INCENTIVE PLAN AWARDS

     3.1  Recall/Rehire

          3.1.1Employees affected by a reduction-in-force will be eligible for recall for six months following their separation dates, whether or not they accept the Company's severance benefits offer. Affected employees will be considered for positions for which they are qualified based on critical skills and job performance. Any affected employee who refuses an offer of suitable employment from the Company or declines an interview for a reasonable recall opportunity will no longer be eligible for recall.

          3.1.2Except as otherwise provided herein, the Company's Bridging of Service policy will apply to a separated employee who is rehired. Length of service related to specific benefit plans will be governed by the rules of those plans. If the specific benefit plan does not address length of service, the terms of the Company's Bridging of Service policy will apply.

               3.1.2.1  Vacation  accrual  will begin at zero,  with the accrual rate determined according to the Company's Bridging of Service policy taking into consideration employee's prior years of service.

     3.2  Incentive plan awards

          3.2.1Employees selected for a reduction-in-force may or may not be eligible for incentive plan awards, depending on when the reduction-in-force takes place. Whether or not such employees accept the Company's severance benefits offer will not be a factor. Participants in the Key Employee Incentive Plan (KEIP) whose employment is terminated by a reduction-in-force during the plan period will not receive an award. Participants in the Success Sharing Plan (SSP) whose employment is terminated by reduction-in-force during the measurement period will not receive an award. If a KEIP or SSP participant's employment is terminated by a reduction-in-force after the plan period or measurement period, but before the award payment date, he/she will receive the full amount of any award on the award payment date.

4    ADMINISTRATION

     4.1 The Company is the Plan Administrator. The Company may delegate to the Vice President of Human Resources or any other individual responsibility for the administration of the Plan, and for making any interpretation of or implementing any change in Plan provisions which the Company is authorized to make hereunder. Benefits are provided through direct payments by the Company from its general assets. The Company has full discretion and authority to interpret the Plan and make all determinations relating to eligibility for and the payment of benefits under the Plan. The Company's interpretations and exercise of discretion hereunder shall be final and binding on all persons claiming benefits under the Plan.

5    AMENDMENT AND TERMINATION

     5.1 The Company reserves the right to amend or terminate the Plan at any time by action of its Board of Directors, or, in the case of administrative provisions, by the Corporate Vice President of Human Resources.

6    NO EMPLOYMENT RIGHTS

     6.1 The adoption of the Plan is not a contract between the Company and any employee, nor does it give any employee any right to continue employment with the Company, or interfere with the right of the Company to discharge any employee. Nothing contained in this Plan shall give any employee or beneficiary any right, title or interest in any property of the Company.

7    NO ASSIGNMENT

     7.1 An employee's rights under this Plan cannot be assigned, alienated, encumbered, or otherwise transferred.

8    CLAIMS PROCEDURE

     8.1 Employees do not have to file a claim for severance benefits. However, if an employee feels severance benefits have been incorrectly determined, the employee may file a written notice with the Plan Administrator, at the address listed in Section 9.9, to request a review of the determination.

     8.2 The Plan Administrator will give written notice of its decision within 90 days after the filing of the request for review unless special circumstances require an extension up to an additional 90 days. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination. If a claim is denied, the notice will (1) specify the reason or reasons for denial,
          (2) refer to the pertinent Plan provisions on which the denial is based, (3) describe any additional material or information necessary to perfect the claims, and an explanation of why such material or information is necessary and (4) explain the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ERISA
          Section 502(a) following an adverse benefit determination on review. The claimant may then appeal the decision by filing a written notice of appeal with the Plan Administrator within 60 days after receipt of the notice of denial.

     8.3 A claimant or any authorized representative may, before or after filing a notice of appeal, review any documents pertinent to the claim and submit documents, records, written comments and other information relating to the claim. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information relevant to the claimant's claim of benefits. The Plan Administrator will make its decision on the appeal within 60 days after receipt of the appeal (unless special circumstances require an extension of time up to 120 days). If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination. Such review will take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     8.4 Such decision shall be rendered in writing, and shall include (1) specific reasons for the decision, (2) specific references to the provisions of the Plan on which the decision is based, (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and (4) a statement of the claimant's right to bring an action under
          Section 502(a) of ERISA. Such decision shall be final.

9    OTHER INFORMATION

     9.1  Legal Process

          9.1.1Any legal process having to do with a denied claim or otherwise should be directed by writing to:

                                      National Semiconductor Corporation
                                      Attention: General Counsel
                                      2900 Semiconductor Drive
                                      P.O. Box 58090
                                      Santa Clara, California 95052-8090

     9.2  Rights and Protections

          9.2.1ERISA provides for the following rights and protections with respect to the Plan. As a participant in the Plan, you are entitled to:

               9.2.1.1  Examine,  without  charge,  at the Plan  Administrator's office, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as annual reports and Plan descriptions.

               9.2.1.2  Obtain   copies  of  Plan   documents   and  other  Plan
                    information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

          9.2.2If a participant's claim for a benefit is denied, in whole or in part, the participant must receive a written explanation of the reason for the denial. The participant has the right to have the Plan Administrator review and reconsider his or her claim. Under ERISA there are steps that the participant can take to enforce the above rights. For instance, if the participant requests materials from the Plan Administrator and does not receive them within 30 days, he or she may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and to pay the participant up to $100 a day until he or she receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

          9.2.3In addition to creating rights for plan participants, ERISA also imposes duties upon the people who are responsible for the operation of an employee benefit plan. The people who operate the Plan, called "fiduciaries," have a duty to do so prudently and solely in the interest of Plan participants and beneficiaries.

          9.2.4If it should happen that the Plan fiduciaries misuse the Plan's money or if a participant is discriminated against for asserting his or her rights, he or she may seek assistance from the U.S. Department of Labor, or may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the participant is successful, the court may order the person sued to pay these costs and fees. If the participant loses, the court may order the participant to pay these costs and fees, if, for example, it finds the claim or suit frivolous.

          9.2.5Neither  the  Company  nor any  other  person  may  terminate  or otherwise discriminate against an employee in any way to prevent the employee from obtaining a benefit from this Plan or exercising rights under ERISA.

          9.2.6Questions  about  the  information  presented  herein  should  be directed to the employee's supervisor, the Human Resources Department or the Plan Administrator. Questions about participant rights under ERISA or if assistance is required in obtaining documents from the Plan Administrator, participants should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. Participants may also obtain certain publications about participant rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

     9.3 Plan Name -- The National Semiconductor Corporation Severance Benefit Plan.

     9.4  Plan Number -- 513

     9.5 Plan Year -- The Plan year is the 12-month period corresponding with the Company's fiscal year end.

     9.6  Type of Plan -- The Plan is a severance benefits plan.

     9.7  Plan Administration -- The Plan is administered by the Company.

     9.8  Plan Sponsor and Employers' Identification Number (EIN)

                                      National Semiconductor Corporation
                                      2900 Semiconductor Drive
                                      P.O. Box 58090
                                      Santa Clara, California 95052-8090
                                      (408) 721-5000
                                      EIN: 95-2095071

     9.9  Name and Address of Plan Administrator

                                      National Semiconductor Corporation
                                      Attention:  Corporate Benefits
                                      2900 Semiconductor Drive M/S C1-195
                                      P.O. Box 58090
                                      Santa Clara, California 95052-8090

     9.10 Name and Address of the Agent for Service of Legal Process

                                      National Semiconductor Corporation
                                      Attention: General Counsel
                                      2900 Semiconductor Drive  M/S G3-135
                                      P.O. Box 58090
                                      Santa Clara, California 95052-8090

     9.11 Source of Financing of the Plan -- The Plan is unfunded and the cost of benefits provided by the Plan is paid by the Company.

     9.12 The Plan's Requirements Regarding Eligibility for Participation and Benefits -- See Section 1, "Selection Criteria and Eligibility".

     9.13 Description of Circumstances Which May Result in Disqualification, Ineligibility or Denial or Loss of Benefits -- See Section 1, "Selection and Eligibility Criteria" and Section 2 "Severance Benefits".

     9.14 Procedure to Be Followed in Presenting Claims for Benefits Under the Plan --See Section 8, "Claims Procedure".

     9.15 Governing Law - The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of California, to the extent not preempted by federal law.

IN WITNESS WHEREOF, National Semiconductor Corporation, by its duly authorized representative, has caused this amended Plan to be executed in its name and on its behalf as of this 6th day of January, 2003.


                                        National Semiconductor Corporation


                                        By _//S// EDWARD SWEENEY
                                        Edward Sweeney
                                        Senior Vice-President, Human Resources

                       National Semiconductor Corporation
                             Severance Benefit Plan
                      Executive Addendum - January 1, 2003



Eligibility

All Executives in National's executive level classifications are eligible to receive severance benefits that may be greater than the severance benefits outlined in Section 2.1.1 of the Severance Benefit Plan.

This policy will not apply in cases where an executive is being terminated for misconduct or unsatisfactory job performance which has been communicated and documented.

Severance Benefits


Executives are eligible for severance benefits according to the following schedule, or according to the schedule outlined in Section 2.1.1 of the Severance Benefit Plan, whichever is greater.


       xecutive Level 3 (4400 Job Codes)              Six months severance pay
       Executive Level 4 & 5 (4300 & 4200 Job Codes)  Five months severance pay
       Executive Level 6 (4100 Job Codes)             Four months severance pay


All other provisions of the National Semiconductor Corporation Severance Benefit Plan applies.

Approval:


 //S// EDWARD SWEENEY                                              1/6/03
 --------------------                                              ------
Edward Sweeney, Senior Vice-President, Human Resources                 Date